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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Scotts Company (the "Company") on Form 10-Q for the period ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned James Hagedorn, President, Chief Executive Officer and Chairman of the Board of the Company, and Christopher L. Nagel, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

    1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        /s/ JAMES HAGEDORN*                        /s/ CHRISTOPHER L. NAGEL*
        --------------------------------------     -------------------------
        James Hagedorn                             Christopher L. Nagel
        President, Chief Executive Officer         Executive Vice President
        and Chairman of the Board                  and Chief Financial Officer

        May 12, 2003                               May 12, 2003

        * A signed original of this written statement required by Section 906 has been provided to The Scotts Company and will be retained by The Scotts Company and furnished to the Securities and Exchange Commission or its staff upon request.




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